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Exhibit 99.3

LAZARD	LAZARD FRÈRES & CO. LLC 30 ROCKEFELLER PLAZA NEW YORK, NY 10020 PHONE 212-632-6000 www.lazard.com

September 24, 2008

Special Committee of the Board of Directors
Tower Group, Inc.
120 Broadway, 31st Floor
New York, New York 10271

Members of the Special Committee:

        We hereby consent to the inclusion of our opinion letter, dated August 4, 2008, to the Special Committee of Board of Directors of Tower Group, Inc. ("Tower") included as Exhibit 99.3 to the Proxy Statement/Prospectus included in the Registration Statement filed on September 24, 2008 (the "Registration Statement") of Tower on Form S-4 relating to the proposed merger of CastlePoint Holdings, Ltd., with and into Ocean I Corporation, a wholly owned subsidiary of Tower, and to the references made to our firm and to such opinion therein under the headings "Summary—Tower's Reasons for the Merger," "Summary—Opinion of the Financial Advisor of the Tower Special Committee," "Special Factors—Background of the Merger," "Special Factors—Recommendations of the Tower Special Committee and Tower Board of Directors," "Special Factors—Position of Tower Schedule 13e-3 Filing Persons as to the Fairness of the Merger," "Special Factors—Tower's Reasons for and Effects of the Merger," and "Special Factors—Opinion of the Financial Advisor of the Tower Special Committee." Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the aforementioned Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

LAZARD FRERES & CO. LLC
By: /s/ HARA AMDEMARIAM Name: Hara Amdemariam Title: Managing Director

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  Exhibit 99.3